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                                                               EXHIBIT 5.1


                [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]


                              November 6, 1997



Socket Communications, Inc.
37400 Central Court
Newark, California 94560

     Re:  Registration Statement on Form S-3
          ----------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 (Registration Statement No. 333-24787) (the "Initial Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") and declared effective on April 21, 1997 and the Registration Statement on Form S-3 (the "Rule 462(b) Registration Statement" and together, with the Initial Registration Statement, the "Registration Statements") to be filed on November 6, 1997 pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration under the Securities Act on behalf of certain stockholders of the Company (the "Selling Stockholders") of 466,649 shares of your Common Stock, $0.001 par value (the "Shares"). We understand that the Shares are to be sold by the Selling Stockholders to the public as described in the Registration Statements. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when sold in the manner described in the Registration Statements and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statements and further consent to the use of our name wherever appearing in the Registration Statements, including the Prospectus constituting a part thereof, and any amendments thereto.

                                     Very truly yours,

                                     /s/ WILSON SONSINI GOODRICH & ROSATI
                                     Professional Corporation